EXHIBIT 12.1
                                                                   ------------

                        ADVANTICA RESTAURANT GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    One Week           Fifty-One
                                                                   --------           Ended           Weeks Ended         ---------
                                                                     1997        January 7, 1998   December 30, 1998         1999
                                                                   --------      ---------------   -----------------      ---------
(In thousands)
Income (loss) from continuing operations before income taxes       $(81,978)         $589,044          $(129,060)         $(274,988)
                                                                   --------          --------          ---------          ---------
Add:
       Interest expense excluding capitalized interest              124,507             1,901            101,590             93,498
       Amortization of debt expense                                   4,608                83             (7,501)            (7,682)
                                                                   --------          --------          ---------          ---------
                       Subtotal                                     129,115             1,984             94,089             85,816
                                                                   --------          --------          ---------          ---------
       Interest factor in rents                                      11,190               218             11,174             12,349
                                                                   --------          --------          ---------          ---------
                       Total earnings (losses)                     $ 58,327          $591,246          $ (23,797)         $(176,823)
                                                                   ========          ========          =========          =========

Fixed charges:
       Interest expense excluding capitalized interest             $124,507          $  1,901          $ 101,590          $  93,498
       Amortization of debt expense                                   4,608                83             (7,501)            (7,682)
                                                                   --------          --------          ---------          ---------
                       Subtotal                                     129,115             1,984             94,089             85,816
       Interest factor in rents                                      11,190               218             11,174             12,349
                                                                   --------          --------          ---------          ---------
                       Total fixed charges                         $140,305          $  2,202          $ 105,263          $  98,165
                                                                   ========          ========          =========          =========

Ratio of earnings to fixed charges                                       --             268.5                 --                 --
                                                                   ========          ========          =========          =========

Deficiency in the coverage of fixed charges by
       earnings (losses) before fixed charges                        81,978          (589,044)           129,060            274,988
                                                                   ========          ========          =========          =========

                                                                                                         Three              Three
                                                                                                       Quarters          Quarters
                                                                                                         Ended              Ended
                                                                    -------           -------        September 26,    September 26,
                                                                     2000              2001               2001               2002
                                                                    --------          -------          ---------          ---------
(In thousands)
Income (loss) from continuing operations before income taxes       $(80,670)         $(94,751)        $ (47,727)         $   9,266
                                                                    --------          --------         ---------          ---------
Add:
       Interest expense excluding capitalized interest               90,311            78,252            54,732             60,171
       Amortization of debt expense                                  (3,366)            1,511             1,080               1,835
                                                                    --------          --------         ---------          ---------
                       Subtotal                                       86,945            79,763            55,812             62,006
                                                                    --------          --------         ---------          ---------
       Interest factor in rents                                       15,774            15,513            12,019             11,635
                                                                    --------          --------         ---------          ---------
                       Total earnings (losses)                      $ 22,049          $    525         $  20,104          $  82,907
                                                                    ========          ========         =========          =========

Fixed charges:
       Interest expense excluding capitalized interest              $ 90,311          $ 78,252         $  54,732          $  60,171
       Amortization of debt expense                                   (3,366)            1,511             1,080              1,835
                                                                    --------          --------         ---------          ---------
                       Subtotal                                       86,945            79,763            55,812             62,006
       Interest factor in rents                                       15,774            15,513            12,019             11,635
                                                                    --------          --------         ---------          ---------
                       Total fixed charges                          $102,719          $ 95,276         $  67,831          $  73,641
                                                                    ========          ========         =========          =========

Ratio of earnings to fixed charges                                        --                --                --                1.1
                                                                    ========          ========         =========          =========

Deficiency in the coverage of fixed charges by
       earnings (losses) before fixed charges                         80,670            94,751            47,727             (9,266)
                                                                    ========          ========         =========          =========

For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.